Exhibit 99.B(e)(1)(i)

AMENDED SCHEDULE A

with respect to the

DISTRIBUTION AGREEMENT

between

ING PARTNERS, INC.

and

ING FUNDS DISTRIBUTOR, LLC

Name of Fund
ING American Century Small-Mid Cap Value Portfolio
ING Baron Asset Portfolio
ING Baron Small Cap Growth Portfolio
ING Columbia Small Cap Value Portfolio
ING Davis New York Venture Portfolio
ING Fidelity® VIP Contrafund® Portfolio
ING Fidelity® VIP Equity-Income Portfolio
ING Fidelity® VIP Growth Portfolio
ING Fidelity® VIP Mid Cap Portfolio
ING Index Solution 2015 Portfolio
ING Index Solution 2025 Portfolio
ING Index Solution 2035 Portfolio
ING Index Solution 2045 Portfolio
ING Index Solution 2055 Portfolio
ING Index Solution Income Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Legg Mason Partners Aggressive Growth Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio
ING Solution 2025 Portfolio
ING Solution 2035 Portfolio
ING Solution 2045 Portfolio
ING Solution 2055 Portfolio
ING Solution Growth and Income Portfolio
ING Solution Growth Portfolio
ING Solution Income Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Templeton Foreign Equity Portfolio

ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio

ING Van Kampen Comstock Portfolio

ING Van Kampen Equity and Income Portfolio